Exhibit (h)(xli)

AMENDMENT NO. 1 TO THE

FUND OF FUNDS INVESTMENT AGREEMENT

This Amendment No. 1 to the Fund of Funds Investment Agreement (the “Agreement”), dated as of January 19, 2022, between the Acquiring Fund (the “Acquiring Fund”), and the Acquired Fund (the “Acquired Fund” and together with the Acquiring Fund, the “Funds”), listed on Schedule A, is effective as of February 19, 2026.

WHEREAS, the address of the Acquired Fund has changed.

NOW THEREFORE, the Acquiring Fund and the Acquired Fund hereby agree to amend the Agreement as follows:

1. Section 5 of the Agreement is hereby deleted in its entirety and replaced with the following:

5.    Notices

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to the Acquiring Fund:	If to the Acquired Fund:

Jay Aronowitz	Jonathon Hickey
c/o John Hancock Investment	Senior Managing Partner and
Management LLC	Chief Operating Officer
200 Berkeley Street	c/o Water Island Capital, LLC
Boston, MA 02116	104 Fifth Avenue, 9th Floor
Email: Jay_Aronowitz@jhancock.com	New York, NY 10011
Email: operations@wicfunds.com

With a copy to:	With a copy to:

Christopher Sechler	Philip Channen
Attn: Legal Dept.	Chief Compliance Officer
200 Berkeley Street	c/o Water Island Capital, LLC
Boston, MA 02116	104 Fifth Avenue, 9th Floor
Email: CSechler@jhancock.com	New York, NY 10011
Email: compliance@wicfunds.com

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

JOHN HANCOCK VARIABLE INSURANCE TRUST

JOHN HANCOCK FUNDS II

Kristie Feinberg	Kristie Feinberg	/s/ Kristie Feinberg
Name of Authorized Signer	Print	Signature
Title: President

ACQUIRED FUND

Jonathon Hickey	Jonathon Hickey	/s/ Jonathon Hickey
Name of Authorized Signer	Print	Signature
Title: Chief Financial Officer[1]

1 Jonathon Hickey serves as Chief Financial Officer of The Arbitrage Funds and Senior Managing Partner and Chief Operating Officer of Water Island Capital, LLC, the investment adviser to The Arbitrage Funds.

2